UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2009

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to our current report on Form 8-K filed on June 15, 2009, for the purpose of clarifying that the EDGAR submission file should reflect that this Form 8-K reports disclosure pursuant to Item 7.01 Regulation FD Disclosure and not Item 8.01 Other Events.  All of the information contained in the original Form 8-K is reproduced in this amendment.

Item 7.01                       Regulation FD Disclosure

On June 12, 2009 Atlanta Gas Light Company (Atlanta Gas Light), a wholly-owned subsidiary of AGL Resources Inc., filed a Strategic Infrastructure Development and Enhancement program with the Georgia Public Service Commission describing its plan to invest $400 million over the next ten years to upgrade its distribution system and liquefied natural gas facilities to improve system reliability and create a platform to meet forecasted growth.

A press release announcing the program is furnished herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated June 15, 2009 announcing that Atlanta Gas Light filed a Strategic Infrastructure Development and Enhancement program with the Georgia Public Service Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: June 15, 2009	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 15, 2009 announcing that Atlanta Gas Light filed a Strategic Infrastructure Development and Enhancement program with the Georgia Public Service Commission.